UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2006

PlanGraphics, Inc.
(Exact name of registrant as specified in its charter)

Colorado	0-14273	84-0868815
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

112 East Main Street, Frankfort, KY 40601
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (720) 851-0716

__________________________________________
(Former Name and address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[	] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[	] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[	] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[	] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02      TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

     Effective April 3, 2006, PlanGraphics, Inc. (the “Company”) and the New York State Office of Cyber Security and Critical Infrastructure Coordination (“CSCIC”) mutually agreed to terminate the contract between the parties dated January 4, 2005 pursuant to which the Company provided the design, development and implementation of an infrastructure load/update and inquiry application to CSCIC. The parties executed a release of the contract that in accordance with the terms set forth therein, became effective upon completion of certain actions by both parties, including the Company providing certain source code, documentation software and certifications and CSCIC’s payment of amounts due but not previously paid under the contract. Pursuant to the terms of the release of contract, the Company will retain ownership of the application code and the intellectual property developed for the contract which is licensed to CSCIC.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   April 7, 2006

PlanGraphics, Inc.

By: /s/Fred Beisser Frederick G. Beisser, Senior Vice President - Finance, Secretary Treasurer and Principal Accounting Officer